SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 28 , 1998





                                 Giant Food Inc.
             (exact name of registrant as specified in its charter)




     Delaware               1-4434                        53-0073545
(State or other          (Commission                   (I.R.S. Employer
jurisdiction             File Number)                  Identification No.)
of incorporation)


                   6300 Sheriff Road, Landover, Maryland 20785
                    (address of principal executive offices)




       Registrant's telephone number, including area code: (301) 341-4100








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Item 1.  Changes in Control of Registrant.

     (a) On October 28, 1998, Giant Acquisition Corporation, a Delaware corporation ("Acquisition Corporation") and indirect, wholly-owned subsidiary of Koninklijke Ahold N.V., a public company with limited liability organized under the laws of the Netherlands with its corporate seat at Zaandam (Municipality Zaandam) ("Royal Ahold"), acquired: (i) all 125,000 shares of the outstanding voting Class AC Common Stock (the "Class AC Shares") of Giant Food Inc., a Delaware corporation (the "Company"), from The 1224 Corporation, a Delaware corporation ("1224"); and (ii) all 125,000 shares of the outstanding voting Class AL Common Stock (the "Class AL Shares") of the Company from JS Mass. Securities Corp. ("JS Mass."), a wholly-owned subsidiary of J Sainsbury, plc ("Sainsbury"). Royal Ahold acquired the Class AC Shares and the Class AL Shares pursuant to, respectively, a Stock Purchase Agreement dated May 19, 1998 between Royal Ahold and 1224 (the "1224 Agreement") and a Stock Purchase Agreement dated May 27, 1998 among Royal Ahold, JS Mass. and Sainsbury (the "Sainsbury Agreement").

     Each of the Class AC Shares and the Class AL Shares had 50% of the shareholder voting power in the Company. As a result of the acquisition of the Class AC Shares and the Class AL Shares, Royal Ahold indirectly held 100% of the voting power in the Company. Pursuant to the Certificate of Incorporation of the Company, the Class AC Shares had the right to elect five, and the Class AL Shares had the right to elect four, of the Company's nine directors. Effective upon Royal Ahold's acquisition of the Class AC Shares and the Class AL Shares on October 28, 1998 and as provided in the 1224 Agreement and the Sainsbury Agreement, the directors of the Company elected by 1224 and Sainsbury, respectively, resigned and were replaced by directors elected by Royal Ahold.

     Simultaneously with its acquisition of the Class AC Shares and the Class AL Shares, and pursuant to a tender offer to acquire all of the non-voting Class A Common Stock ("Class A Shares") of the Company at a price of $43.50 per share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and conditions set forth in Royal Ahold's Offer to Purchase dated May 19, 1998 (the "Offer"), Royal Ahold acquired a total of 59,415,133 (or approximately 99.2% of the outstanding) Class A Shares, including Class A Shares tendered by 1224 and Sainsbury.

     On October 30, 1998, Royal Ahold effected a merger of Acquisition Corp. with and into the Company in accordance with the Delaware General Corporation Law. As a result of the merger, the Company became a direct, wholly-owned subsidiary of Ahold U.S.A., Inc., a Delaware corporation ("Ahold U.S.A."), and an indirect wholly-owned subsidiary of Royal Ahold. Each outstanding Class A Share (other than Class A Shares which are held directly or indirectly by the Company or Royal Ahold or any direct or indirect subsidiary of the Company or Royal Ahold, and Class A Shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law) were converted into the right to receive $43.50 per share in cash, without interest, less any applicable withholding taxes.

     Pursuant to the 1224 Agreement, Royal Ahold acquired the Class AC Shares at a per share price equal to the Offer Price. Under the provisions of the Certificate of Incorporation of 1224, the Class AC Shares owned by 1224 could only be sold as part of a transaction pursuant to which the holders of Class A Shares were afforded the opportunity to participate in such sale on equal terms

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with 1224.  Pursuant to the Sainsbury  Agreement,  Royal Ahold acquired the
Class AL Shares for $100 million.

     In Amendment No. 13 to its Tender Offer Statement on Schedule 14D-1 filed on May 19, 1998 relating to the Offer, Royal Ahold stated, with respect to Item 4 of Schedule 14D-1 ("Source and Amount of Funds or Other Consideration"), that it expected the amount of funds required by Acquisition Corporation to purchase all of the Class AC Shares from 1224, all of the Class AL Shares from Sainsbury and all of the outstanding Class A Shares pursuant to the Offer (collectively, the "Acquisition") and to pay related fees and expenses to be approximately $2.7 billion. Royal Ahold further stated in such Amendment No. 13:

              Acquisition Corporation will obtain $2.2 billion of the funds needed for the Acquisition from Royal Ahold. Royal Ahold will obtain the $2.2 billion from the net proceeds of a global offering (the "Global Offering") by Royal Ahold of Common Shares (which may be in the form of American Depository Shares) and Guilder-denominated Convertible Subordinated Notes (which may be in the form of American Depository Notes).

              Acquisition Corporation will obtain the remaining $500 million of the funds needed for the Acquisition from a capital contribution by Ahold U.S.A., which Ahold U.S.A. will fund by a borrowing made under an Amended and Restated U.S. $1,000,000,000 Multicurrency Revolving Facility Agreement (the "1996 Credit Facility"), dated December 18, 1996, and amended and restated September 7, 1998 between Royal Ahold, Ahold U.S.A., ABN AMRO Bank N.V., Chase Investment Bank Limited and J.P. Morgan Securities Ltd. as Arrangers, The Chase Manhattan Bank as Facility, Swing-Line, Letter of Credit and Short Term Advances Agent, Chase Manhattan International Limited as Multicurrency Facility Agent and certain financial institutions named therein.

              The 1996 Credit Facility provides for an unsecured loan facility in an aggregate amount of up to U.S. $1.0 billion. The 1996 Credit Facility expires on December 18, 2003. The 1996 Credit Facility may be used by Royal Ahold for general corporate purposes including working capital and the refinancing of certain other facilities. Revolving credit advances under the 1996 Credit Facility will bear interest at a rate per annum equal to LIBOR plus 10 basis points. The 1996 Credit Facility contains certain restrictions on, among other things, the creation of liens and certain financial covenants which require Royal Ahold to maintain a specified ratio of operating earnings before income taxes plus net interest expense to net interest expense. The 1996 Credit Facility also contains certain events of default, including (i) the liquidation or bankruptcy of Royal Ahold or any of its material subsidiaries, (ii) changes in the character of its business and (iii) the lease, sale or disposition of all or any substantial part of its assets. In addition, Royal Ahold has agreed to pay the Chase Manhattan Bank certain fees to reimburse each of the agents and arrangers for certain expenses and to provide certain indemnities, as is customary for commitments of the type described therein.

     Royal Ahold further stated that its foregoing summary of the source and amount of funds was qualified in its entirety by reference to the text of the 1996 Credit Facility, a copy of which was filed as an exhibit to the Tender Offer Statement on Schedule 14D-1.

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Item 7.  Financial Statement and Exhibits.

         (c) Exhibits

              2.1 Stock Purchase Agreement, dated as of May 19, 1998, by and between Koninklijke Ahold N.V. and The 1224 Corporation (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated May 19, 1998).

              2.2 Stock Purchase Agreement, dated as of May 27, 1998, by and among Koninklijke Ahold N.V., J Sainsbury plc and JS Mass. Securities Corp. (incorporated by reference to Exhibit 2 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 dated May 29,
         1998).

              99.1 Amended and Restated U.S.$1,000,000,000 Multicurrency Revolving Facility Agreement, dated December 18, 1996, and amended and restated September 7, 1998, by and among Koninklijke Ahold N.V., Ahold U.S.A., Inc., ABN AMRO Bank N.V., Chase Investment Bank Limited and J.P. Morgan Securities Ltd. as Arrangers, The Chase Manhattan Bank as Facility, Swing-Line, Letter of Credit and Short Term Advances Agent, Chase Manhattan International Limited as Multicurrency Facility Agent and certain financial institutions named therein (incorporated by reference to Exhibit (a)(15) to the Tender Offer Statement on Schedule 14D-1 of Koninklijke Ahold N.V., filed May 19, 1998 (Amendment No.
         13)).




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                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GIANT FOOD INC.



November 4, 1998                    By: /s/ David W. Rutstein
                                        David W. Rutstein
                                        Senior Vice President and
                                        General Counsel

































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